UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2013

BRICK TOP PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Florida	333-176093	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Plaza Real, Suite 275, Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

(561) 962-4175

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 24, 2013, Brick Top Productions, Inc. (the “Company”), entered into a Stock Purchase Agreement with Martin Fischer (the “SPA”), pursuant to which the Company acquired from Mr. Fischer seventy-five (75%) percent of the issued and outstanding stock (the “Shares”) of S&G Holdings, Inc., a Tennessee corporation doing business as High Five Entertainment (“High Five”), making High Five a majority owned subsidiary of the Company. Under the terms of the SPA, the Company paid Mr. Fischer Two Hundred Ten Thousand ($210,000) Dollars at closing, made a capital contribution to High Five in the amount of One Hundred Thousand ($100,000) Dollars at closing, and agreed to make additional capital contributions of Three Hundred Sixty Five Thousand ($365,000) Dollars to High Five over the first nine (9) months of 2014, to fund business operations. In the event the Company fails to make the required capital contributions to High Five, the Company will be required to return certain of the Shares to Mr. Fischer.

In connection with the transactions set forth in the SPA, High Five entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Fischer pursuant to which Mr. Fischer will serve as High Five’s president for an initial term of five (5) years, unless earlier terminated pursuant to the terms thereof. Mr. Fischer’s initial base salary will be One Hundred Forty-Four Thousand ($144,000) Dollars, he will be entitled to an annual bonus of up to One Hundred Thousand ($100,000) Dollars, and he will receive a monthly car allowance in the amount of Five Hundred ($500) Dollars. Additionally, the Company will issue Mr. Fischer options to acquire One Million Four Hundred Ninety-One Thousand Three Hundred Fifty (1,491,350) shares of common stock of the Company, which options vest throughout 2014. In the event the Company fails to make the required capital contributions to High Five, as set forth above, Mr. Fischer will be required to return certain of the options to the Company. The Employment Agreement contains standard termination, confidentiality, and non-compete provisions, and obligates the Company to appoint Mr. Fischer to the Company’s Board of Directors.

The foregoing description is subject to the terms of the SPA and Employment Agreement, copies of which are attached as exhibits hereto.

A press release with respect to the foregoing is attached as an exhibit hereto.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired - To be filed with an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)

Pro Forma Financial Information - To be filed with an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)

Exhibits.

10.1	Stock Purchase Agreement dated December 24, 2013.
10.2	Executive Employment Agreement dated December 24, 2013.
99.1	Press Release dated December 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 27, 2013

Brick Top Productions, Inc.

BY:     /s/ Alexander Bafer

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated December 24, 2013.
10.2	Executive Employment Agreement dated December 24, 2013.
99.1	Press Release dated December 27, 2013.